                                 EXHIBIT INDEX

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
 EXHIBIT
 NUMBER                                 EXHIBIT
 -------                                -------
  1      Form of Underwriting Agreement.

  4.1 Articles of Incorporation of Sun Company, Inc., as restated and amended (incorporated by reference to Exhibit 4.5 to Registrant's Registration Statement on Form S-3 (Registration No. 33-53717)).

  4.2 Sun Company, Inc. Bylaws, as restated and amended (incorporated by reference to Exhibit 4.6 to Registrant's Registration Statement on Form S-3 (Registration No. 33-53717)).

  5 Opinion of Jack L. Foltz, Esq., Vice President and General Counsel of the Company or Jonathan C. Waller, Esq., Assistant General Counsel of the Company (to be filed by amendment).

 11 Statements re Sun Company, Inc. and Subsidiaries Computation of Per Share Earnings for the Nine Months Ended September 30, 1994 and 1993 and for the Years Ended December 31, 1993, 1992, 1991, 1990 and 1989 (incorporated by reference to Exhibit 11 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and to
         Exhibit 11 to Registrant's Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1991).

 23.1    Consent of Jack L. Foltz, Esq.

 23.2 Consent of Jonathan C. Waller, Esq., Assistant General Counsel of the Company.

 23.3    Consent of Independent Accountants.

 24      Power of Attorney.
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